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                                                                     EXHIBIT 11

                     SIENA HOLDINGS, INC. AND SUBSIDIARIES
            (FORMERLY LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES)

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               Quarter Ended          Nine Months Ended
                                                                  March 31                 March 31
                                                           ----------------------    ----------------------
                                                             1997         1996         1997         1996
                                                           ---------    ---------    ---------    ---------
PRIMARY EARNINGS (LOSS) PER SHARE
     Average common shares outstanding                        20,149       20,149       20,149       20,149
     Average common stock equivalent under non-employee
          Directors Long Term Incentive Plan
                                                                --             15            3           15
                                                           ---------    ---------    ---------    ---------
            TOTAL SHARES                                      20,149       20,164       20,152       20,164
                                                           =========    =========    =========    =========

Loss before loss from discontinued operations              $    (723)   $  (3,828)   $  (8,725)   $(228,371)
Loss from discontinued operations                               --           --           --           --
                                                           ---------    ---------    ---------    ---------
         Net loss                                          $    (723)   $  (3,828)   $  (8,725    $(228,371)
                                                           =========    =========    =========    =========

Primary earnings (loss) per share:
     Loss before loss from discontinued operations         $    (.04)   $    (.19)   $    (.43)   $  (11.33)
     Loss from discontinued operations                          --           --           --           --
                                                           ---------    ---------    ---------    ---------
         Net Loss                                          $    (.04)   $    (.19)   $    (.43)   $  (11.33)
                                                           =========    =========    =========    =========

ADDITIONAL COMPUTATION OF EARNINGS (LOSS) PER
SHARE:

FULLY DILUTED EARNINGS (LOSS) PER SHARE:
     Average common shares outstanding                        20,149       20,149       20,149       20,149
     Average common stock equivalents under non-employee
          Directors Long Term Incentive Plan                    --             15            3           15
                                                           ---------    ---------    ---------    ---------
         TOTAL SHARES                                         20,149       20,164       20,152       20,164
                                                           =========    =========    =========    =========

Loss before loss from discontinued operations              $    (723)   $  (3,828)   $  (8,725)   $(228,371)
Loss from discontinued operations                               --           --           --           --
                                                           ---------    ---------    ---------    ---------
     Net loss                                              $    (723)   $  (3,828)   $  (8,725)   $(228,371)
                                                           =========    =========    =========    =========

Primary earnings (loss) per share:
     Loss before loss from discontinued operations         $    (.04)   $    (.19)   $    (.43)   $  (11.33)
     Loss from discontinued operations                          --           --           --           --
                                                           ---------    ---------    ---------    ---------
         Net loss                                          $    (.04)   $    (.19)   $    (.43)   $  (11.33)
                                                           =========    =========    =========    =========